Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135787 on Form S-4, in Registration Statements No. 333-117037, 333-117484 and 333-119441 on Form S-3, and in Registration Statements No. 333-136208, 333-132867, 333-128072, 333-124090, 333-117828, 333-112490, and 333-103671 on Form S-8 of our report dated March 30, 2005, relating to the consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2004 of Accredited Home Lenders Holding Co., and of our report dated March 30, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to economic and operational dependency on its parent) related to the statements of operations, stockholders’ equity and comprehensive income, and cash flows for the period inception (May 4, 2004) to December 31, 2004 of Accredited Mortgage Loan REIT Trust all appearing in this Annual Report on Form 10-K of Accredited Home Lenders Holding Co. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

July 31, 2007